Exhibit 3.3

State of Delaware Secretary of State Division of Corporations Delivered 07:51 PM 11/15/2006 FILED 07:53 PM 11/15/2006 SRV 061049776 – 4207611 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF

WEYERHAEUSER ELI, LLC

(Pursuant To Section 18-202, Delaware Limited Liability Company Act)

1.	Name of Limited Liability Company: Weyerhaeuser ELI, LLC.

2.	The Certificate of Formation of the limited liability company is hereby amended as follows: The name of Weyerhaeuser ELI, LLC shall be changed to Domtar Paper Company, LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 15th day of November, A.D. 2006.

By:	/s/ Vicki A. Merrick
Authorized Person(s)

Name:	Vicki A. Merrick
Print or Type

State of Delaware Secretary of State Division of Corporations Delivered 01:46 PM 08/18/2006 FILED 01:46 PM 08/18/2006 SRV 060774626 – 4207611 FILE

CERTIFICATE OF FORMATION

OF

WEYERHAEUSER ELI, LLC

UNDER SECTION 18-201 OF THE DELAWARE

LIMITED LIABILITY COMPANY ACT

The undersigned, desiring to form a limited liability company (the “Company”), pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”), certifies as follows:

FIRST: The name of the Company is “Weyerhaeuser ELI, LLC”.

SECOND: The purpose of the Company is to engage in any lawful act or activity for which a limited liability company may be organized under the Act.

THIRD: The address of the registered office of the Company within this state and the name and street within this state of the registered agent of the Company upon whom and at which process against the Company can be served is the following: c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of this 18th day of August, 2006.

/s/ Amelia Simpson
Name:	Amelia Simpson
Authorized Person

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